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                                                                      Exhibit 11

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We consent to the use of our report dated July 18, 1996 on the financial statements and the financial highlights of Addison Capital Shares, Inc. Such financial statements and financial highlights appear in the 1996 Annual Report to Shareholders which is included in the Statement of Additional Information filed in Post-Effective Amendment No. 11 to the Registration Statement on Form N-1A of Addison Capital Shares, Inc. We also consent to the references to our Firm in the Registration Statement and Prospectus.


                                               TAIT, WELLER & BAKER

Philadelphia, Pennsylvania

October 15, 1996